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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 8, 1999

                                    THQ INC.
               (Exact name of registrant as specified in charter)

                                    Delaware
                          (State or other jurisdiction
                        of incorporation or organization)

                         Commission file Number: 0-18813

                                   13-3541686
                      (I.R.S. employer identification no.)

                          5016 North Parkway Calabasas
                           Calabasas, California 91302
                         (Address of principal executive
                          offices, including zip code)

                                 (818) 591-1310
                         (Registrant's telephone number,
                              including area code)


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ITEM 5. OTHER EVENTS.

                  This filing is being made for the purpose of amending the Cautionary Statement Regarding Forward-Looking Statements and the Risk Factors set forth in our Current Report on Form 8-K dated January 8, 1999 to incorporate comments received from the Securities and Exchange Commission relating to the Commission's "plain english" initiative, and to make certain other modifications.


            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
                                AND RISK FACTORS

                  Our filings with the Securities and Exchange Commission, our press releases and our other public statements may include, or may incorporate by reference, certain statements that may be deemed "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements relating to our objectives, strategies, plans, intentions and expectations are forward-looking statements, as are all statements that address actions, events or circumstances that we expect, believe or intend will occur in the future (other than statements of historical facts). We do not undertake to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated in the forward-looking statements. Those risks and uncertainties include the following:

THE EXPIRATION OF OUR WORLD CHAMPIONSHIP WRESTING LICENSE COULD ADVERSELY AFFECT US.

                  Our license to distribute Turner's World Championship Wrestling games is expiring. We are distributing our last two WCW titles in the first quarter of 1999. We have the right to continue distributing our old WCW games and these final titles for only a few more months. Because our WCW games accounted for 39% of our revenues in 1997 and approximately 60% in the first nine months of 1998, this could result in decreased revenues and profits in 1999 and beyond.

                  In recognition of the importance of wrestling games to our company, we have secured another major wrestling license. In partnership with JAKKS Pacific, Inc., we have an exclusive, long-term license agreement with Titan Sports, Inc. to publish titles based on the World Wrestling Federation franchise on all hardware platforms. This license permits us to release our first WWF game after November 16, 1999.

                  The following factors may cause our revenues and profits from our WWF games to be less than those that have been generated by our WCW games:

        - The license fees payable under the WWF license are higher than those that were payable under the WCW license.

        - We must share 50-50 any profits from the WWF games with our joint venture partner, JAKKS Pacific.

        - The revenues generated by the WWF games may not be reflected in our consolidated net sales and the expenses of the joint venture may not be included in our consolidated operating expenses. We are continuing to discuss with JAKKS the appropriate accounting treatment for the joint venture and its impact on each of us.

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        -       Our WWF games may not attain the success in the marketplace attained by our WCW games.

WE MUST CONTINUE TO DEVELOP AND SELL NEW TITLES IN ORDER TO REMAIN PROFITABLE.

                  Our historical profitability has directly resulted from our ability to timely develop and sell successful new titles for use on various platforms. We cannot assure you that we will be able to secure the rights to new titles at a rate that will maintain our current development and release schedule, that we will be able to release new titles by the dates we have scheduled, or that all of our scheduled titles will ever be released. If the revenues from our new titles fail to replace declining revenues from existing titles, our revenues and profits would be materially and adversely affected.

                  While we develop a limited number of games for which no license is required, the development of most of our new games is dependent upon our ability to identify and license desirable properties. Examples of properties that we seek to license are entertainment projects, such as movies, television programs and arcade games; sports and entertainment personalities; and popular sports, fads or concepts that have high public visibility or recognition or that reflect the trends of popular culture.

                  Consumer preferences for games are difficult to predict, and even the most successful titles remain popular for only limited periods of time, often less than six months. The life cycle of a game generally consists of a relatively high level of sales during the first few months after introduction, followed by a decline in sales. Accordingly, substantially all of our net sales for a particular year are generated by titles released in that year and in the latter part of the prior year. In some instances, a sales decline may also be accompanied by decreasing sales prices, which may result in credits or allowances to our customers.

                  In addition, the development cycle for new titles is long, typically ranging from nine to 24 months. In order to distribute a product, we must develop the necessary game software, obtain approval from the manufacturer and produce the initial order of cartridges or CD-ROMs. During the development cycle, the market appeal of a title may decline.

CUSTOMER ACCOMMODATIONS OR UNSALEABLE INVENTORY COULD ADVERSELY AFFECT OUR EARNINGS.

                  We sometimes negotiate accommodations to retailers or distributors when demand for specific games falls below expectations, in order to maintain our relationships with our customers. These accommodations include our not requiring that all booked orders be filled or that all shipped orders be accepted. We also negotiate price discounts, credits against future orders and the return of products with our customers.

                  Although we believe that the reserves that we have established for customer accommodations are adequate, there is the possibility that actual customer accommodations could exceed our reserves. The effect of this would be a reduction in our earnings. We cannot predict the amount or nature of accommo-dations that will be provided to our customers in future periods.

                  We have established reserves for slow-moving or obsolete inventory. An unsuccessful title would require that we increase the reserve for that title or that we write down the inventory for that title to its estimated net realizable value. We work to minimize this risk by communicating frequently with our customers and by attempting to accurately forecast retailer and consumer demand for each of our titles. However, this can be often difficult to accomplish, especially for games for the Nintendo platforms, since there is a 30 to 60-day manufacturing cycle for these cartridge-based products.


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OVER 80% OF OUR SALES ARE MADE TO OUR TEN LARGEST CUSTOMERS. WE COULD BE
ADVERSELY AFFECTED IF ANY OF THEM REDUCED OR TERMINATED THEIR PURCHASES FROM US OR DID NOT PAY THEIR OBLIGATIONS TO US.

                  Sales to our ten largest customers collectively accounted for approximately 54% of our gross sales in 1996, 67% of our gross sales in 1997 and 80% of our gross sales in the first nine months of 1998. Our largest single customer is Wal-Mart. Wal-Mart accounted for 21% of our sales for the first nine months of 1998, as compared to 10% in 1997, and this percentage may increase in the future.

                  We have no written agreements or other understandings with any of our customers that relates to future purchases, so purchases by these customers or any others could be reduced or terminated at any time. A substantial reduction or a termination of purchases by any of our largest customers would have a material adverse effect on us.


                  Our sales are typically made on credit, with terms that vary depending upon the customer and other factors. Normally we do not hold any collateral to secure payment by our customers, and currently we do not factor any of our receivables. While we attempt to carefully monitor the creditworthiness of our customers and distributors, we bear the risk of their inability to pay our receivables and of any delay in payment. A business failure by any of our largest customers would have a material adverse effect on us, as could a business failure by any of our distributors or other retailers.

THE DEVELOPMENT AND MARKETING OF PC TITLES DIFFER FROM CONSOLE TITLES AND ENTAIL ADDITIONAL RISKS.

                  We have less experience developing and marketing PC titles than games for consoles. The development and marketing of PC games subjects us to some different risks than those we encounter in connection with console games. These risks include the ability to accurately predict which titles have appeal to the purchasers of games for PC's, greater reliance on distributors in order to obtain retail distribution, and higher retailer returns experienced for PC games. We cannot assure you that we will be able to successfully develop and market titles for the PC market.

WE CANNOT PUBLISH OR MANUFACTURE TITLES WITHOUT MANUFACTURERS' APPROVAL. OUR ABILITY TO CONTINUE TO DEVELOP AND MARKET SUCCESSFUL CONSOLE TITLES IS DEPENDENT ON THE MANUFACTURERS CONTINUING TO DO BUSINESS WITH US.

                  We are wholly dependent on the manufacturers and our non-exclusive licenses with them, both for the right to publish titles for their platforms and for the manufacture of our products for their platforms. Our platform licenses for the PlayStation and Nintendo 64 require that we obtain approval for the publication of new games on a title-by-title basis. As a result, the number of titles we are able to publish for these platforms, and thus our revenues from titles for these platforms, may be limited.

                  We currently have good relationships with both of the manufacturers. However, should either of the manufacturers choose not to renew or extend our license agreement at the end of its current term, or if either were to terminate our license for any reason, we would be unable to publish additional titles for that manufacturer's platform.

                  Each of the manufacturers is the sole source for the fabrication of the products we publish for that manufacturer's platforms. Each platform license provides that the manufacturer may raise prices for



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products at any time, and include other provisions that give the manufacturer substantial control over our release of new titles.

                   Since each of the manufacturers is also a publisher of games for its own platforms, and also manufactures products for all of its other licensees, a manufacturer may give priority to its own products or those of other publishers in the event of insufficient manufacturing capacity. We could be materially and adversely affected by unanticipated delays in the delivery of products.

IF WE NEEDED TO WRITE OFF PREPAID ROYALTIES OR CAPITALIZED DEVELOPMENT COSTS IN EXCESS OF THE AMOUNTS WE HAVE RESERVED, OUR RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.

                  We typically enter into agreements with licensors of properties and developers of titles that require advance payments of royalties and/or guaranteed minimum royalty payments. We cannot assure you that the sales of products for which such royalties are paid will be sufficient to cover the amount of these required royalty payments.

                  We capitalize our advances to developers on our balance sheet as a part of "prepaid royalties." For each PC title, we are required by generally accepted accounting principles to capitalize internal software development costs that are incurred after the establishment of technological feasibility of the title. However, to date we have not capitalized a material amount of these costs. In addition, we have not incurred material internal development costs for PlayStation or Nintendo 64 titles.

                   We analyze all of our capitalized costs quarterly, and we take write-offs when, based on our estimates, future revenues will not be sufficient to recover our investment.

THE COMPUTER SYSTEMS OF COMPANIES WITH WHOM WE DO BUSINESS MAY NOT BE YEAR 2000 COMPLIANT.

                  We are in the process of communicating with others with whom we do significant business, including our major retail accounts and certain providers of product distribution information services, to determine their year 2000 compliance and the extent to which we are vulnerable to any third party year 2000 issues. We cannot guarantee that the systems of other companies on which our systems rely will be timely converted. A failure to convert by another company, or a conversion that is incompatible with our systems, could have a material adverse effect on us.

WE HAVE RECENTLY EXPANDED OUR FOREIGN DISTRIBUTION ACTIVITIES THROUGH THE ACQUISITION OF RUSHWARE. INCREASED DISTRIBUTION ACTIVITIES AND FOREIGN OPERATIONS SUBJECTS US TO CERTAIN RISKS.

                  In December 1998, we acquired Rushware
Microhandelsgesellschaft mbH and its subsidiaries, Softgold Computerspiele GmbH and ABC Spielspass GmbH. Rushware is a leading German distributor of interactive entertainment software for PC's, and will serve as our distributor and publisher in Germany and other German-speaking countries. We believe this acquisition will significantly increase both the proportion of our business that consists of the distribution of products published by other companies and the proportion of our foreign sales that are made in German-speaking countries.

                  The increase in our distribution activities and foreign operations subject us the following risks, and may entail other risks:


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        -       The distribution business generally operates on lower gross margins than the publishing business, and thus may require a greater level of sales in order to cover overhead.

        - We will have to maintain inventories of other company's products.

                  Rushware has a license for the exclusive right to continue distributing, through August 1, 2000, the PC and PlayStation products developed and published by LucasArts in German-speaking Europe. This license also grants us non-exclusive distribution rights in the Netherlands and Dutch-speaking Belgium.

                  Rushware's license agreement with LucasArts has contributed a substantial portion of Rushware's sales in the past and is expected to do so again in 1999. The termination or non-renewal of Rushware's license agreement with LucasArts would have a material effect on Rushware's sales and profitability.

                   As a result of this acquisition and our other efforts to increase our foreign sales, we expect that foreign sales will account for a greater portion of our net sales in 1999 and future periods. Foreign sales are subject to inherent risks, including unexpected changes in regulatory requirements, tariffs and other barriers, difficulties in staffing and managing foreign operations, and possible difficulties collecting foreign accounts receivable. These factors or others could have an adverse effect on our future foreign sales or the profits generated from these sales.

                  Sales generated by Rushware will generally be denominated in Deutsche marks or European Currency Units ("euros"). To the extent our foreign sales increase and are not denominated in U.S. dollars, our sales and profits could be materially and adversely affected by foreign currency fluctuations.

OUR REVENUES FLUCTUATE DUE TO SEASONAL DEMAND AND THE NATURE OF THE INTERACTIVE ENTERTAINMENT BUSINESS.

                  We have experienced, and may continue to experience, significant quarterly fluctuations in net sales and operating results. The interactive entertainment market is highly seasonal, with sales typically significantly higher during the fourth quarter, due primarily to the increased demand for games during the year-end holiday buying season. Other factors that cause fluctuations include:

        -       the timing of our release of new titles;

        - the popularity of both new titles and titles released in prior periods;

        -       changes in the mix of titles with varying profit margins;

        -       the timing of customer orders;

        -       the timing of shipments by the manufacturers;

        - fluctuations in the size and rate of growth of consumer demand for titles for different platforms; and

        - the timing of the introduction of new platforms and the accuracy of retailers' forecasts of consumer demand.


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We may not be able to maintain consistent profitability on a quarterly or annual basis.

THE INTERACTIVE ENTERTAINMENT INDUSTRY GENERATES SIGNIFICANT COMPETITION FOR EMPLOYEES. WE MUST ATTRACT AND RETAIN KEY EMPLOYEES TO IMPLEMENT OUR BUSINESS STRATEGY.

                  We rely to a substantial extent on the management, marketing, sales, technical and software development skills of a limited number of employees to formulate and implement our business plan, including the development of our titles. Our success depends upon, to a significant extent, our ability to attract and retain key personnel. Competition for employees can be intense and the process of locating key personnel with the right combination of skills is often lengthy. The loss of services of key personnel could have a material adverse effect on us. The only officers with whom we have employment agreements are Brian J. Farrell, our President and Chief Executive Officer, and
C. Noah Davis, our Chief Technology Officer.

OUR FAILURE TO TIMELY DEVELOP TITLES FOR NEW PLATFORMS THAT ACHIEVE SIGNIFICANT MARKET ACCEPTANCE, OR TO MAINTAIN NET SALES THAT ARE COMMENSURATE WITH PRODUCT DEVELOPMENT COSTS, WOULD HAVE A MATERIAL ADVERSE EFFECT ON US.

                  The interactive entertainment industry has experienced periods of significant growth in consumer interest, followed by periods in which growth has substantially declined. Our sales are dependent, among other factors, on the popularity and unit sales of game consoles generally, as well as the relative popularity and unit sales of the platforms of the various manufacturers. The popularity of the consoles marketed by the manufacturers has experienced wide fluctuations. Unexpected declines in the popularity of a particular platform can be expected to have a material adverse effect on consumer demand for titles released or scheduled for release for that platform.

                  The interactive entertainment industry is characterized by rapid technological change. As a result, we must continually anticipate and adapt our offerings to emerging platforms and evolving consumer preferences. The development of titles for new platforms requires substantial investment. Generally, these development efforts must occur well in advance of the release of new platforms in order to introduce titles on a timely basis following the release of such platforms. The development and marketing of titles for new platforms may require greater financial and technical resources than have prior development and marketing efforts.

                  The new platforms for which we develop titles may not achieve market acceptance. Our development efforts with respect to such new platforms may not lead to marketable titles or titles that generate sufficient revenues to recover their development and marketing costs. This risk can be expected to increase in the future, as continuing increases in development costs require corresponding increases in net sales in order for us to maintain profitability.

                  The introduction of new platforms and technologies can render existing games obsolete and unmarketable. More commonly, as more advanced platforms are introduced, consumer demand for titles for older platforms diminishes. We cannot assure you that, as a result of such reduced consumer demand for titles on older platforms, our titles for such platforms will generate sufficient sales to make such titles profitable.

                  A number of our competitors have developed or are currently developing games for use by consumers over the Internet. We have not released any of our titles for play over the Internet. While we believe that the market for these games has not had a material effect on the sales of our products, future



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increases in the availability of such games or technological advances in these games or the Internet could result in a decline in platform-based games and thus have a material adverse effect on us.

WE COULD BE ADVERSELY AFFECTED BY THE UNAUTHORIZED COPYING OF OUR GAMES.

                  As a result of the proprietary rights of the manufacturers and the efforts taken by the manufacturers to protect their rights, we do not believe that there is a material amount of unauthorized copying of our products. However, unauthorized production occurs in the computer software industry generally, and were a significant amount of unauthorized production of our CD-ROM products for PC's to occur, we could be materially and adversely affected.

THE INTERACTIVE ENTERTAINMENT INDUSTRY IS CONSOLIDATING. IN MAKING ACQUISITIONS, WE FACE SIGNIFICANT COMPETITION FROM OTHER COMPANIES WITH GREATER FINANCIAL RESOURCES.

                  Consistent with our strategy to enhance our distribution and product development capabilities, we intend to continue to pursue acquisitions of companies, intellectual property rights and other assets that can be acquired on acceptable terms and which we believe can be operated or exploited profitably.

                  As the interactive entertainment industry continues to consolidate, we face significant competition in making acquisitions, which may constrain our ability to complete suitable transactions. This is particularly of concern for us because many of our competitors for potential acquisitions, such as Microsoft Corporation and Hasbro Inc., have significant financial and other resources.

WE MUST CONFRONT OTHER CONSEQUENCES OF THE INTENSE COMPETITION IN OUR INDUSTRY.

                  The interactive entertainment industry is intensely competitive. Significant elements of this competition include the following:

         - We compete, for both licenses to properties and the sale of games, with the manufacturers. Each of the manufacturers is the largest developer and marketer of titles for its platforms. As a result of their commanding positions in the industry, the manufacturers generally have better bargaining positions with respect to retail pricing, shelf space and retailer accommodations than do any of their licensees, including us.

         - Some of our other competitors have greater name recognition among consumers and licensors of properties; a broader product line; or greater financial, marketing and other resources than us. Accordingly, these competitors may be able to market their products more effectively or make larger offers or guarantees in connection with the acquisition of licensed properties.

         - We believe that large toy companies and large software companies are increasing their focus on the interactive entertainment market, which might result in greater competition for us. In addition, many of our competitors are developing on-line interactive games and interactive networks that will be competitive with our interactive products.



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                  Competitive pressures could have the following effects on us:

         - As competition for popular properties increases, our cost of acquiring licenses for such properties may increase, resulting in reduced margins.

         - As competition for retail shelf space becomes more intense, we may need to increase our marketing expenditures to maintain sales of our games.

         - We could be required to reduce the wholesale unit prices of our games.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly cause this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                  THQ INC.

                                  By:  /s/ Fred A. Gysi
                                       -----------------------------------------
                                       Fred A. Gysi, Chief Financial Officer,
                                       Vice President - Finance & Administration
                                       and Secretary

Date: March 9, 1999


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